EXECUTION COPY

                                                                    EXHIBIT 99.1


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                       PREFERRED STOCK PURCHASE AGREEMENT


                                     between


                        GENUTEC BUSINESS SOLUTIONS, INC.,


                                       and


                            SEAVIEW MEZZANINE FUND LP


                            Series B Preferred Stock




                          Dated as of February 27, 2006






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



                                TABLE OF CONTENTS
                             (Not Part of Agreement)

Section                        Heading                                      Page
-------                        -------                                      ----

1.   Definitions.............................................................1


2.   Issuance and Sale of Preferred Shares and Warrants......................6


3.   Redemption and Repurchase of Preferred Shares...........................8


4.   Representations and Warranties of the Company...........................9


5.   Representations of the Purchasers......................................10


6.   Closing Conditions.....................................................10


7.   Affirmative Covenants..................................................11


8.   Negative Covenants.....................................................12


9.   Miscellaneous..........................................................13

                                    EXHIBITS

Exhibit A                -       Form of Amendment to Articles of Incorporation

Exhibit B                -       Registration Rights

                       PREFERRED STOCK PURCHASE AGREEMENT


     PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as of February 27, 2007, by and between GENUTEC BUSINESS SOLUTIONS, INC., a Montana corporation (the "COMPANY"), and SEAVIEW MEZZANINE FUND LP, a Delaware limited partnership ("SEAVIEW" or the "PURCHASER", and together with its successors and assigns, the "PURCHASERS").

                                    RECITALS

     WHEREAS, pursuant to the provisions of a Note Purchase Agreement dated September 16, 2005 (the "NOTE PURCHASE AGREEMENT") among the Company, Technology Investment Capital Corp., as Collateral Agent (the "COLLATERAL AGENT") and the purchasers named therein, Seaview acquired $5,000,000 principal amount of the Company's Senior Secured Notes due 2010 (the "NOTES");

     WHEREAS, on or prior to the date hereof, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has adopted and approved, and the Company has filed with the Secretary of State of the State of Montana, an amendment in the form of EXHIBIT A hereto (the "CHARTER AMENDMENT") to the Amended and Restated Articles of Incorporation of the Company (as from time to time amended or restated, the "COMPANY CHARTER"), pursuant to which, in accordance with the authority granted to it in Article V of the Company Charter, the Board of Directors has created a series of the preferred stock, par value $.0001 per share, of the Company, designated the Series B Convertible Preferred Stock, having the preferences, limitations and relative rights set forth in the Charter Amendment (the "SERIES B PREFERRED");

     WHEREAS, the Company has proposed to issue and sell to Seaview an aggregate of 51,508 shares of Series B Preferred in exchange for the Notes, together with accrued interest thereon, in the amount of $5,150,805, at a rate of one (1) share of Series B Preferred per $100 principal of or accrued interest on the Notes; and

     WHEREAS, the Purchasers have agreed to acquire such shares of Series B Preferred in exchange for their Notes upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

     "AFFILIATE" means, as to any Person, any Person which directly or indirectly Controls, is controlled by, or is under common control with such Person. For purposes of this definition, "CONTROL" of a Person means the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the outstanding shares of voting equity interests of such Person, or (ii) to direct

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or cause the direction of the  management and policies of such Person whether by ownership of voting equity  interests,  by contract or otherwise.  "CONTROLLING"
and  "CONTROLLED"  have  meanings  correlative   thereto.   Notwithstanding  the
foregoing, for purposes of this Agreement and the other Transaction Documents, none of the Purchasers or their respective Affiliates shall be deemed to be Affiliates of the Company or its Subsidiaries.

     "BOARD OF DIRECTORS" has the meaning specified in the Recitals to this Agreement.

     "BUSINESS DAY" means any day except a Saturday, a Sunday or a legal holiday in New York City.

     "CHARTER AMENDMENT" has the meaning specified in the Recitals to this Agreement.

     "CLOSING DATE" has the meaning specified in Section 2.3.

     "COMPANY" means GenuTec Business Solutions, Inc., a Montana corporation, and any successor thereto resulting from a Permitted Change of Jurisdiction.

     "COMPANY CHARTER" has the meaning specified in the Recitals to this Agreement.

     "COMPANY COMMON STOCK" means the Class A voting common stock, par value $.01 per share, of the Company.

     "COMPANY PREFERRED STOCK" means the Preferred Stock, par value $.0001 per share, of the Company, including the Series B Preferred and any other series thereof.

     "CONTROL," "CONTROLLING" and "CONTROLLED" have the meanings specified in the definition of "Affiliate."

     "CONVERTIBLE SECURITIES" has the meaning specified in Section 4.1(a).

     "ELIGIBLE ASSIGNEE" means (i) a Purchaser, or (ii) an Affiliate of a Purchaser.

     "EQUITY INTERESTS" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of capital stock, including each class of common stock and preferred stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all general partnership interests, limited partnership interests, membership or limited liability company interests, beneficial interests or other equity interests of or in such Person (including any common, preferred or other interest in the capital or profits of such Person, and whether or not having voting or similar rights).

     "EXCHANGE ACT" means as of any date the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, county, city, municipality, town, village, department or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank or similar monetary or regulatory authority), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "INITIAL PUBLIC OFFERING" means the initial underwritten public offering by the Company of its common stock for cash pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the SEC.

     "MAJORITY PURCHASERS" means at any time Purchasers holding a majority of the Preferred Shares then outstanding.

     "MARKET PRICE" means, as of any date of determination, with respect to the Company Common Stock, (A) if the Company Common Stock is listed or admitted to trading on any national securities exchange, the average of the last reported sale prices, regular way, per share of Company Common Stock for each of the 20 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Company Common Stock is listed or admitted to trading (without taking into account any extended or after-hours trading session), or (B) if the Company Common Stock is not listed or admitted to trading on any national securities exchange but is listed on NASDAQ or quoted in the OTC Bulletin Board, the average of the last reported sale prices (or, if last-sale price quotations are not available, the average of the last available bid and asked prices) per share of Company Common Stock for each of the days in such 20 trading day period as reported on NASDAQ or the OTC Bulletin Board (without taking into account any extended or after-hours trading session), or
(C) if the Company Common Stock is traded in the over-the-counter market but not quoted on the OTC Bulletin Board, the average of the last available bid and asked prices per share of the Company Common Stock for each of the days in such 20 trading day period as quoted in the Pink Sheets Electronic Quotation Service or, if not so quoted, as furnished by any member of the NASD selected by the Company, or (D) if the Company Common Stock is not publicly traded, the Market Price for such day shall be the fair market value per share thereof as determined jointly by the Company and Seaview.

     "MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole,
(ii) the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or (iii) the ability of the Company and its Subsidiaries to fulfill their obligations under this Agreement and the other Transaction Documents.

     "NASD" means the National Association of Securities Dealers, Inc. or any successor thereto.

     "NASDAQ" means The NASDAQ Stock Market, Inc. and any successor thereto.

     "NOTE" has the meaning specified in the Recitals to this Agreement.

     "NOTE DOCUMENTS" means collectively the Note Purchase Agreement, the Notes, the Subsidiary Guarantee, the Security Documents, and any other instruments or documents now or hereafter executed and delivered pursuant to or in connection with any of the foregoing (but excluding the Transaction Documents).

     "NOTE PURCHASE AGREEMENT" has the meaning specified in the Recitals to this Agreement.

     "OPTIONS" has the meaning specified in Section 4.1(a).

     "ORDER" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Authority.

     "OTC BULLETIN BOARD" means the Over-the-Counter Bulletin Board maintained by NASDAQ or the NASD, and any successor thereto.

     "OUTSTANDING ON A FULLY DILUTED BASIS" means, as of any date of determination, with respect to the shares of Company Common Stock, (a) all shares of Company Common Stock that are issued and outstanding on such date of determination, and (b) all shares of Company Common Stock that would be outstanding as of such date of determination assuming (i) the exercise of all then outstanding Options to subscribe for or purchase shares of Company Common Stock, (ii) the exercise of all then outstanding Options to subscribe for or purchase shares of Company Preferred Stock and the conversion or exchange of all other securities that by their terms are convertible into or exchangeable for shares of Company Preferred Stock, and (iii) the conversion or exchange of all then outstanding shares of Company Preferred Stock or other securities that by their terms are convertible into or exchangeable for shares of Company Common Stock and all such shares or other securities that would be outstanding upon the exercise of the options, warrants and other rights and the conversion or exchange of the other securities referred to in the foregoing clause (ii) (in each case whether or not such Options are at the time so exercisable and whether or not such shares of Company Preferred Stock or other securities are at the time so convertible or exchangeable).

     "PERSON" means and includes an individual, a corporation, a partnership, an association, a joint venture, a limited liability company, a trust, a syndicate, an unincorporated organization and a Governmental Authority.

     "PREFERRED SHARES" has the meaning specified in Section 2.2.

     "PURCHASER" and "PURCHASERS" have the meanings specified in the Preamble to this Agreement and include any Person which hereafter becomes a Purchaser pursuant to the provisions of Section 94.

     "REQUIREMENT OF LAW" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority, and any Order of any court, arbitrator or Governmental Authority.

     "SALE OF THE COMPANY" means (i) a sale or other disposition (including a disposition by means of a merger or consolidation of the Company with or into another Person or Persons) of outstanding shares of Company Common Stock or Call Securities constituting or representing rights to acquire 50% or more of the shares of Company Common Stock then Outstanding on a Fully Diluted Basis, (ii) any transaction or series of transactions described in Rule 145(a) of the SEC pursuant to or in connection with which the Company shall issue a number of shares of Company Common Stock or Call Securities which constitute or represent rights to acquire in the aggregate a number of shares of Company Common stock equal to or greater than the number of such shares that were Outstanding on a Fully Diluted Basis immediately prior to such transaction or series of transactions, (iii) any other transaction or series of transactions as a result of which Persons who were not holders of Company Common Stock or Call Securities immediately prior to such transaction or series of transactions shall acquire shares of Company Common Stock or Call Securities constituting or representing rights to acquire, immediately following such transaction or series of transactions, 50% of more of the shares Company Common Stock Outstanding on a Fully Diluted Basis, (iv) a sale or other Disposition of all or substantially all of the assets of the Company or of the capital stock or assets of any of its Subsidiaries (other than the capital stock or assets of Subsidiaries representing in the aggregate less than 50% of the total consolidated assets and less than 50% of the Consolidated Revenues of the Company and its Subsidiaries), and (v) a voluntary or involuntary liquidation, dissolution or winding up of the Company (including any transaction or event that is deemed to be a liquidation, dissolution or winding up of the Company pursuant to any provision of the Certificate of Incorporation of the Company).

     "SEAVIEW" means Seaview Mezzanine Fund LP, a Delaware limited partnership.

     "SEC" means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

     "SECURITIES ACT" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

     "SERIES B PREFERRED" has the meaning specified in the Recitals to this Agreement.

     "SUBSIDIARY" of any Person means (a) any corporation with respect to which more than 50% of the issued and outstanding voting equity interests of such corporation (irrespective of whether at the time Equity Interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, or (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

     "TICC" means Technology Investment Capital Corp., a Maryland corporation.

     "TOTAL RATE OF RETURN" has the meaning specified in Section 2.4(b).

     "TRANSACTION DOCUMENTS" means this Agreement and any other instruments or documents now or hereafter executed and delivered pursuant to or in connection with this Agreement.

     "WARRANTS" has the meaning specified in the Note Purchase Agreement.

     Section 2. ISSUANCE AND SALE OF PREFERRED SHARES.

     Section 2.1. AUTHORIZATION OF PREFERRED SHARES. The Company has duly authorized the issuance and sale of 51,508 shares of Series B Preferred.

     Section 2.2. ISSUANCE AND SALE OF PREFERRED SHARES IN EXCHANGE FOR NOTES. On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to issue and sell to Seaview, and Seaview hereby agrees to purchase, an aggregate of 51,508 shares of Series B Preferred (the "PREFERRED SHARES"), in exchange for Notes in the principal amount of $5,000,000 together with $150,805 accrued unpaid interest thereon.

     Section 2.3. CLOSING. The sale and delivery of the Preferred Shares hereunder on the Closing Date shall take place at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m., New York time on the date of execution and delivery of this Agreement (herein called the "CLOSING DATE"). On the Closing Date, subject to the conditions specified in Section 6, the Company will issue and deliver to Seaview the Preferred Shares, and Seaview will assign (without recourse) and deliver to the Company the Notes held by Seaview. In addition, the expenses of Seaview incurred through the Closing Date and required to be reimbursed by the Company pursuant to Section 9.2 hereof shall be paid in full by the Company on the Closing Date.

     Section 2.4. CONTINGENT PAYMENT.

     (a) If, as of the date of the closing of any Sale of the Company (the "SALE DATE"), the Total Rate of Return (as defined below) realized by Seaview, determined without taking into account any payment or issuance of shares of Company Common Stock made pursuant to the provisions of this Section 2.4(a), shall be less than 25.0% per annum, then on the Payment Date (as defined below) the Company shall pay to Seaview, in addition to all other amounts payable under this Agreement, an amount (the "MAKE-WHOLE AMOUNT") such that, if such amount had been paid to Seaview on the Sale Date and had been taken into account in determining the Total Rate of Return as of such date, would have resulted in a Total Rate of Return of 25.0%. The Make-Whole Amount shall be paid in cash or, at the option of the Company, in shares of Company Common Stock valued at the Market Price (as defined below) thereof as of the Sale Date.

     (b) For the purposes hereof, the "TOTAL RATE OF RETURN" shall be equal to the internal rate of return per annum, compounded annually, realized or deemed realized by Seaview on its investment in the Company represented by the Preferred Shares, and the shares of Company Common Stock received by the Purchasers upon conversion of the Preferred Shares or otherwise pursuant to the provisions of this Agreement (the "PREFERRED STOCK INVESTMENT"), and shall be computed on the basis of the following:

               (i) except as otherwise provided in Section 2.4(b)(ii), the computation of the Total Rate of Return shall be made for the period from and including the Closing Date to and including the Sale Date;

               (ii) the following assumptions shall be made in computing the Total Rate of Return: (A) in the event that on the Sale Date Seaview shall hold any shares of Company Common Stock issued upon conversion of the Preferred Shares, the computation shall be made based on the assumption that all such Preferred Shares were exercised on the Sale Date and all shares of Company Common Stock received by Seaview upon such conversion and any other shares of Company Common Stock previously received by Seaview upon the conversion of Preferred Shares were sold by it on the Sale Date for a price per share in cash equal to the Market Price as of such date (whether or not such Preferred Shares are actually converted or such shares of Company Common Stock are actually sold on such date); and (B) solely for purposes of computing the Total Rate of Return after giving effect to any Make-Whole Amount payable pursuant to Section 2.4(a), any cash amount paid pursuant thereto shall be deemed to have been paid on the Sale Date, and any shares of Company Common Stock issued pursuant thereto shall be deemed to have been issued on the Sale Date and to have been sold by Seaview on the Sale Date for a price per share in cash equal to the Market Price as of such date; and

               (iii) the computation shall take into account (A) all cash payments made by Seaview in respect of its Preferred Stock Investment during the applicable period referred to in paragraph (i) above, including, without limitation, the payment of the purchase price of $5,000,000 principal of Notes plus accrued interest for the Preferred Shares issued on the Closing Date, and all out-of-pocket costs and expenses paid by Seaview in connection with the Preferred Stock Investment for which the Company is responsible but which have not been reimbursed to Seaview; (B) all dividends received by Seaview in respect of the Preferred Shares during the period from and including the Closing Date to and including the Sale Date, and (C) any payment received (or assumed to have been received pursuant to the provisions of paragraph (ii) above) in respect of any sale of Preferred Shares or shares of Company Common Stock made on or prior to the Sale Date (or assumed to have been made on the Maturity Date pursuant to paragraph
          (ii) above).

     (c) Within 30 days after the Sale Date, Seaview shall give written notice to the Company (the "MAKE-WHOLE NOTICE") with respect to the amount of the Make-Whole Amount (if any) to be paid to Seaview, which notice shall contain a calculation thereof in reasonable detail, including the Market Price per share of the Company Common Stock determined by Seaview for such purpose. If the Company disagrees with the amount of the Market Price specified in the Make-Whole Notice or disagrees for any other reason with the calculation of the Make-Whole Amount therein stated, it shall so notify Seaview in writing within five (5) Business Days after receipt of the Make-Whole Notice, stating the bases for its objection thereto (the "OBJECTION NOTICE"). If a Notice of Objection is not received by Seaview within period of five (5) Business Days, the Make-Whole Amount as determined by Seaview in the Make-Whole Notice shall be final and binding for all purposes of this Section 2.4. If a Notice of Objection is received by Seaview on a timely basis and the parties are unable to reach agreement with respect to the matters set forth therein within a period of 15 days after such receipt, the Make-Whole Amount (including the relevant Market Price) shall be determined in good faith by an independent investment banking firm selected jointly by the Company and Seaview or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The fees and expenses of such independent investment banking firm shall be borne equally by the Company and Seaview. For the purposes hereof, the determination of the "fair market value" of any shares of Company Common Stock shall be based upon the market value of the Company determined on a going concern basis, assuming that all of the outstanding shares of Company Common Stock are being sold as between a willing buyer and a willing seller in an arm's length transaction for cash payable in full on completion, and taking into account all prior or preferential rights and conversion rights of holders of Company Preferred Stock at the time outstanding and any shares of any class which may be issuable under any then outstanding options, warrants or other rights to subscribe for, or securities convertible into or exchangeable for, shares of Company Common Stock, and taking into account all other relevant factors determinative of value, PROVIDED that no discount shall be imposed by reason of such shares of Company Common Stock constituting a minority ownership interest or by reason of the illiquidity of such shares or any contractual or other restrictions on the sale or transfer thereof. The determination of such investment banking firm with respect to the matters submitted to it hereunder shall be final and binding on all parties hereto.

     (d) The Company shall pay the applicable Make-Whole Amount (if any) to Seaview within ten (10) Business Days after receipt of the Make-Whole Notice, or, if a timely Notice of Objection shall be received by Seaview as provided in paragraph (c) above, within ten (10) Business Days after all disputes with respect to the matters set forth therein shall be finally resolved in accordance with the provisions hereof (the "PAYMENT DATE"), PROVIDED that if both Preferred Shares and Notes originally issued to TICC under the Note Purchase Agreement are outstanding, the Notes together with accrued unpaid interest and other amounts due thereon shall be paid in full before any payment is made to the Purchasers on account of the Make-Whole Amount.

     Section 2.5. REGISTRATION RIGHTS. The Purchasers and the Company shall have the respective rights and obligations set forth in EXHIBIT B hereto with respect to registrations of the Company 's securities under the Securities Act.

     Section 3. REDEMPTION AND REPURCHASE OF PREFERRED SHARES.

     Section 3.1. MANDATORY REDEMPTION OF PREFERRED SHARES IN CERTAIN EVENTS. Upon and at any time after either (a) the payment or prepayment in full of all indebtedness of the Company for principal of and interest on the Notes originally issued to TICC under the Note Purchase Agreement, and all fees, expenses and other amounts owing to the holders of the Notes pursuant to the Note Purchase Agreement, or (b) any public offering, issuance and sale of Equity Interests of the Company, or a Sale of the Company, each Purchaser shall have the right to require the Company to redeem and repurchase all or any part of the Preferred Shares held by such Purchaser, at a purchase price equal to the sum of $100 per Preferred Share plus all unpaid dividends accrued thereon to the date of such payment; provided that if Notes originally issued to TICC under the Note Purchase Agreement are outstanding, the Notes together with accrued unpaid interest and other amounts due thereon shall be paid in full before any payment is made to the Purchasers on account of the redemption of the Preferred Shares.

     Section 3.2. MANNER OF PAYMENTS. Each amount payable hereunder or upon redemption or repurchase of Preferred Shares, and all payments of dividends on the Preferred Shares, shall be paid in Dollars, by wire transfer or other immediately available funds, without deduction, set-off or counterclaim, to the Purchasers at such accounts and banks as shall be designated by the respective Purchasers from time to time by written notice to the Company, not later than 2:00 p.m. (New York City time) on the day on which such amount is due hereunder. Any amount received later than 2:00 p.m. (New York City time) on any day shall be deemed received on the next succeeding Business Day.

     Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers that, as of the Closing Date after giving effect to the transactions contemplated by this Agreement:

     Section 4.1. EQUITY INTERESTS.

     (a) The authorized Equity Interests of the Company consist of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock, including 60,000 shares of Series B Preferred Stock. Set forth in SCHEDULE 4.1 is a true and complete list of the holders of five percent (5%) or more of the outstanding shares of Company Common Stock and of all of the Company Preferred Stock, and the aggregate numbers of outstanding shares of Company Common Stock, Options, Convertible Securities and other Call Securities (each as defined below). All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 4.1, there are no outstanding (i) options, warrants or rights to subscribe for or purchase, or agreements (contingent or otherwise) providing for the issuance of, or calls, commitments or claims of any character relating to, any shares of Company Common Stock or Company Preferred Stock ("OPTIONS"), (ii) securities (including debt securities and equity securities) that are or by their terms may become convertible into or exchangeable for any shares of Company Common Stock or Company Preferred Stock ("CONVERTIBLE SECURITIES"), or (iii) options, warrants or rights to subscribe for or purchase, or agreements (contingent or otherwise) providing for the issuance of, or calls, commitments or claims of any character relating to, any Convertible Securities (together with Options and Convertible Securities, "CALL SECURITIES"). Except as set forth in SCHEDULE 4.1, none of the authorized Equity Interests of the Company constitutes Redeemable Stock, and the Company has no obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any shares of Company Common Stock or Company Preferred Stock or any Call Securities, pursuant to the terms of the Company's Organizational Documents or by contract or otherwise.

     (b) The shares of Company Common Stock issuable upon conversion of the Preferred Shares have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

     Section 4.2. OFFERING OF SECURITIES. None of the Company or its representatives has, directly or indirectly, offered any of the Preferred Shares or any security similar to any of them for sale to, or solicited any offers to buy any of the Preferred Shares or any security similar to them from, or otherwise approached or negotiated with respect thereto with, more than ten (10) Persons including the Purchasers, and none of the Company or its representatives has taken or will take any action which would subject the issuance or sale of any of the Preferred Shares to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

     Section 5. REPRESENTATIONS OF THE PURCHASERS. Seaview represents to the Company that (a) it is an "accredited investor," within the meaning of Rule 501 promulgated by the SEC under the Securities Act, and (b) it is acquiring the Preferred Shares to be purchased by it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder.

     Section 6. CLOSING CONDITIONS.

     Section 6.1. CONDITIONS TO CLOSING. Seaview's obligations to purchase and pay for the Preferred Shares shall be subject to the satisfaction, or waiver by Seaview in writing, on or before the Closing Date, of the following conditions:

     (a) PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Seaview and its counsel.

     (b) DELIVERIES. Seaview and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, including:

               (i) stock certificates representing the Preferred Shares;

               (ii) certified copies of resolutions of the Boards of Directors of the Company and each Subsidiary of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the amendments to the Note Documents to which the Company or such Subsidiary is respectively a party;

               (iii) certificates as to the incumbency and signatures of each of the officers of the Company and its Subsidiaries who shall execute this Agreement or any other Transaction Document on behalf of such respective party;

     (c) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Section 4 of this Agreement and in the other Transaction Documents shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

     (d) ABSENCE OF MATERIAL ADVERSE CHANGE, ETC. Since December 31, 2006, no change or changes shall have occurred to the business, operations, properties, assets, income, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, which Seaview reasonably believes in good faith to constitute a Material Adverse Effect.

     (e) CONSENTS AND APPROVALS. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect.

     (f) ABSENCE OF LITIGATION, ORDERS, ETC. There shall not be pending or, to the knowledge of the Company and its Subsidiaries, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company or its Subsidiaries or their respective assets or property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which Seaview reasonably believes in good faith is likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which Seaview reasonably believes in good faith to constitute a Material Adverse Effect.

     (g) CHARTER AMENDMENT. The Charter Amendment shall have been duly adopted and approved by the Board of Directors, shall have been filed with and accepted by the Secretary of State of the State of Montana, and shall be in full force and effect, and Seaview shall have received such evidence thereof as it shall reasonably request.

     (h) FEES AND EXPENSES. The fees payable by the Company on the Closing Date pursuant to Section 9.2 shall be paid in full by the Company on the Closing Date.

     Section 7. AFFIRMATIVE COVENANTS. The Company covenants and agrees that so long as any of the Preferred Shares shall be outstanding:

     Section 7.1. REINCORPORATION IN DELAWARE. Within 90 days after the Closing Date the Company shall effect a reincorporation of the Company in Delaware pursuant to a merger of the Company with and into a corporation newly organized in such other jurisdiction, PROVIDED that (a) there shall be no material change as a result of such transaction, except as necessary to implement the transaction contemplated by Sections 7.2, 7.3, 7.4 and 7.5, in (i) the assets, liabilities, business, operations or financial condition of the Company and its Subsidiaries, or (ii) the corporate structure of the Company and its Subsidiaries or the voting powers, designations, preferences, limitations, restrictions or relative rights of any class or series of the authorized or outstanding Equity Interests of the Company or any of its Subsidiaries, including the Series B Preferred and the Company Common Stock, and the surviving corporation of such merger shall have authorized classes and series of capital stock having the same designations, preferences, limitations and relative rights and the same number of authorized shares of each of such classes and series as the Company immediately prior to such merger, (b) the surviving corporation of such merger shall execute an agreement satisfactory in form and substance to

Seaview to be bound by all of the terms and provisions of this Agreement and all of the other Transaction Documents as though an original party thereto, and (c) each Preferred Share outstanding immediately prior to such merger shall be converted into an identical share of Series B Convertible Preferred Stock, par value $.0001 per share, of the surviving corporation of such merger, and the term "Preferred Shares" used herein shall thereafter be deemed to refer to such shares of Series B Convertible Preferred Stock of such surviving corporation.

     Section 7.2. REVERSE SPLIT. Within 90 days after the Closing Date the Company shall complete a transaction (which may consist of a tender offer, merger, reverse split of its Common Stock or other corporate reorganization or recapitalization), which shall be in form and substance satisfactory to Seaview and completed pursuant to documents and agreements in form and substance satisfactory to Seaview, that has the effect of reducing the number of holders of its Common Stock to a number fewer than 250.

     Section 7.3. DIVIDEND OF RIGHTS TO COMMON STOCKHOLDERS. Promptly as is commercially reasonable after the Closing Date, the Company shall distribute as a dividend to each holder of the Company Common Stock, warrants or other rights to acquire a number of additional shares of Common Stock equal to 50% of the number of shares of Common Stock then held by such stockholder, each such warrant or other right (i) to have a ten year term, and to be initially exercisable after the first anniversary of the date of issuance thereof, and
(ii) to have an exercise price per share of Common Stock purchasable thereunder equal to three (3) times the initial conversion price per share of the Series B Preferred.

     Section 7.4. INCREASING AUTHORIZED COMMON STOCK. The Company and Seaview will take all necessary or appropriate actions (including, without limitation, using commercially reasonable efforts to obtain any necessary approval of the stockholders of the Company) to amend the Company Charter to increase the number of authorized shares of Common Stock to such number as shall be reasonably sufficient, in the judgment of Seaview, to satisfy the conversion rights of all outstanding shares of Preferred Stock held by or expected to be held by Seaview.

     Section 7.5. STOCK OPTION PLAN. The Company shall, pursuant to resolutions of the Board, establish and implement a new stock option plan providing for the issuance of options to acquire shares of Common Stock to officers, directors and employees of the Company, in an aggregate amount not to exceed at any time 20% of the shares of Common Stock Outstanding on a Fully Diluted Basis, each such option to have an exercise price per share of Common Stock purchasable thereunder equal to 120% of the Market Price of shares of Common Stock on the date when granted.

     Section 7.6. CANCELLATION OF WARRANTS. All Warrants issued to Seaview and TICC under the Preferred Stock and Warrant Purchase Agreement dated September 16, 2005 are hereby cancelled.

     Section 8. NEGATIVE COVENANTS. The Company covenants and agrees that so long as any of the Preferred Shares shall be outstanding, it will not violate, breach or fail to comply with any of the covenants, agreements and conditions contained in this Agreement or the Company Charter.

     Section 9. MISCELLANEOUS.

     Section 9.1. AMENDMENT AND WAIVER.

     (a) No provision of this Agreement or any other Transaction Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed by the Company and the Majority Purchasers; PROVIDED that no such amendment, waiver or other modification shall, unless signed by all of the Purchasers directly affected thereby, (i) change the definition of the term "Majority Purchasers" or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder, which change shall be deemed to directly affect all Purchasers; (ii) amend, waive or otherwise modify this Section 9.1(a) or the definitions of the terms used in this Section insofar as the definitions affect the substance of this Section, which amendment, waiver or other modification shall be deemed to directly affect all Purchasers; or (iii) consent to the assignment, delegation or other transfer by the Company or any of its Subsidiaries of any of their rights and obligations under any Transaction Document, which consent shall be deemed to directly affect all Purchasers.

     (b) No failure or delay by any Purchaser in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 9.2. EXPENSES.

     (a) The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay and save the Purchasers harmless against any and all liability for the payment of all expenses arising in connection with this Agreement and the other Transaction Documents, including all expenses incurred in connection with (i) the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments or the issuance, delivery or acquisition by the Purchasers of any Preferred Share pursuant to this Agreement, and (ii) the fees and disbursements of counsel to Seaview incurred in connection with the preparation and negotiation of this Agreement and the other Transaction
Documents, and the consummation of the transactions hereby and thereby contemplated.

     (b) The Company also agrees to pay to the Purchasers on demand all expenses hereafter incurred by the Purchasers (including reasonable counsel fees and disbursements) from time to time in connection with (i) the enforcement, attempted enforcement or preservation of any of the rights or remedies of the Purchasers under this Agreement or any of the other Transaction Documents, (ii) any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective, (iii) attendance by the representatives of the Purchasers at meetings of the boards of directors (and committees thereof) of the Company and its Subsidiaries, and (iv) the negotiation and documentation of any workout, restructuring or similar arrangement relating to the Company or its Subsidiaries.

     (c) The obligations of the Company under this Section 9.2 shall survive the redemption or repurchase of the Preferred Shares, the enforcement of any provision of this Agreement or the other Transaction Documents, any such amendments, waivers or consents, and any such workout, restructuring or similar arrangement.

     Section 9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith shall survive the execution and delivery of this Agreement and the delivery of the Preferred Shares to the Purchasers, and shall be deemed to be material and to have been relied upon by the Purchasers, regardless of any investigation made by the Purchasers or on their behalf.

     Section  9.4.  SUCCESSORS  AND  ASSIGNS;  SALES AND  TRANSFERS OF PREFERRED
SHARES.

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Company nor any of its Subsidiaries may transfer or assign any of their respective rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Majority Purchasers.

     (b) Any Purchaser may at any time sell, assign and transfer all or any portion of such Purchaser's Preferred Shares to one or more (i) Eligible Assignees, or (ii) other Persons (other than a natural person) approved by the Majority Purchasers, and each such purchaser or assignee of Preferred Shares shall thereupon be deemed a "Purchaser" hereunder; provided however that the rights of Seaview to the Make-Whole Amount under Section 2.4 shall be personal to Seaview and cannot be assigned to any transferee of Preferred Shares except an Eligible Assignee.

     (c) Notwithstanding the foregoing provisions of this Section 9.4 or any other provision of this Agreement, any Purchaser may at any time pledge, and grant or assign a security interest in, all or any portion of the Preferred Shares held by it and its rights under this Agreement and the other Transaction Documents to secure obligations of such Purchaser, and in the event of any foreclosure of such pledge and security interest, the secured party thereof may sell and assign such Preferred Shares, together with such rights and interests of such Purchaser under this Agreement and the other Transaction Documents, in a public or private sale and may exercise all other rights of a secured party with respect thereto in accordance with the documentation governing such pledge and security interest and applicable law; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

     Section 9.5. NOTICES. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile transmission, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, (c) three Business Days after being sent by registered or certified United States mail, return receipt requested, or (d) if sent by e-mail as provided below, and shall be addressed:

        (i)     if to the Company or any of its Subsidiaries, to:

                GenuTec Business Solutions, Inc.
                6A Liberty Street, Suite 200
                Aliso Viejo, CA  92656
                Attention: President
                Facsimile:
                E-mail:

        (ii)    if to Seaview, to:

                Seaview Mezzanine Fund LP
                509 Madison Avenue, Suite 1510
                New York, New York 10022
                Attention: David S. Montoya
                Facsimile:
                E-mail: david@seaviewcapitaladvisors.com

        (iii) if to any Purchaser other than Seaview, to it at the address, facsimile number or e-mail address for such Purchaser designated in writing to the Company;

or to such other address or addresses or telecopy number or numbers as any of such Persons may most recently have designated in writing to the others by such notice. Notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

     Section 9.6. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by Seaview, the Company hereby agrees to defend, indemnify, exonerate and hold harmless each Purchaser and each of the officers, directors, stockholders, partners, members, managers, Affiliates, trustees, employees and agents of each Purchaser (herein collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses, including legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them arising out of or resulting from any act or failure to act by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents, representatives or Affiliates relating to this Agreement, any of the other Transaction Documents, the issuance of the Preferred Shares or the transactions contemplated hereby or thereby, or the performance by the Company of its obligations hereunder or thereunder except for any such Indemnified Liabilities which are finally judicially determined to have resulted from the Indemnitee's gross negligence, willful misconduct or willful breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section 9.6 shall survive the redemption or repurchase of the Preferred Shares, and the enforcement of any provision hereof.

     Section 9.7. PUNITIVE DAMAGES. Each party to this Agreement agrees that it shall not have a remedy of punitive, special, exemplary, indirect or consequential damages against any other party to this Agreement in connection with any claim or dispute arising hereunder and hereby waives any right or claim to any such damages that such party now has or which may arise in the future in connection with any such claim or dispute, whether such claim or dispute is resolved by arbitration or judicially.

     Section 9.8. INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding among the Purchasers and the Company with regard to its subject matter, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     Section 9.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of manually executed counterparts of this Agreement shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

     Section 9.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 9.11. SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.

     (a) THE COMPANY CONSENTS AND AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK WITH

RESPECT TO ANY ACTION INSTITUTED BY IT THEREIN, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS IN CONNECTION WITH ANY SUCH ACTION.

     (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY OR BY REGISTERED OR CERTIFIED UNITED STATES MAIL TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 9.5.

     (c) NOTHING IN THIS SECTION 9.11 SHALL AFFECT THE RIGHT OF THE PURCHASERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 9.12. WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE COMPANY AND THE PURCHASERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY AND THE PURCHASERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

           [REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement by their duly authorized officers as of the date first written above.

                                    COMPANY:
                                    -------

                                    GENUTEC BUSINESS SOLUTIONS, INC.


                                    By:/s/ Lee J. Danna
                                       -------------------------------
                                       Name:  Lee J. Danna
                                       Title:  President


                                    PURCHASERS:
                                    ----------

                                    SEAVIEW MEZZANINE FUND LP


                                    By:/s/ David S. Montoya
                                       -------------------------------
                                       Name:  David S. Montoya
                                       Title:  Member


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                                                                       EXHIBIT B
                                                                       ---------



                               Registration Rights
                               -------------------


     1. DEFINITIONS. As used in this EXHIBIT B, the following terms shall have the following meanings:

     "COMMON STOCK" means Common Stock, $0.001, of the Company.

     "INVESTOR STOCKHOLDERS" means Stockholders of the Company who are at any relevant time holders of Preferred Shares issued pursuant to the Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT").

     "PRO RATA" means, with respect to the Registrable Securities held by a Stockholder to be excluded from an underwritten public offering as provided in this EXHIBIT B, the number which bears the same proportion to the total number of shares of Common Stock to be excluded as the aggregate number of shares of Registrable Securities held by such Stockholder bears to the aggregate number of shares of Common Stock held by all Stockholders participating in such offering whose shares are to be excluded.

     "REGISTRABLE SECURITIES" means, collectively, (i) Common Stock of the Company, including without limitation Common Stock issued or issuable upon conversion of Preferred Shares issued pursuant to the Purchase Agreement, and
(ii) Common Stock issued or issuable by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require the registration or qualification of such securities under the Securities Act or any similar state law then in effect.

     "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this EXHIBIT B and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and the reasonable fees or expenses of counsel for the Company and of one special counsel to represent the holders on whose

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

behalf Registrable Securities are being registered, but excluding (i) any allocation of the Company or selling Stockholder personnel or other general overhead expenses of the Company or of any selling Stockholder or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business, which shall be borne by the party incurring the expense in all cases, and (ii) any underwriting discounts and commissions with respect to such Registrable Securities, which shall be borne by the holder on whose behalf such Registrable Securities are being registered.

     "STOCKHOLDER" means a holder of Common Stock or Preferred Shares.

Unless otherwise defined herein, capitalized terms used in this EXHIBIT B have the meanings assigned to them in the Purchase Agreement.

     2. REGISTRATION ON REQUEST. (a) Upon the written request of Investor Stockholders holding a majority of the Registrable Securities held by all Investor Stockholders, requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Investor Stockholders (the "REQUESTING STOCKHOLDERS") and specifying the intended method or methods of disposition of such Registrable Securities, the Company will thereupon use its commercially reasonable best efforts to effect, at the earliest possible date, the registration, under the Securities Act, subject to Section 2(e), of the Registrable Securities which the Company has been so requested to register by such Requesting Stockholders, for disposition as stated in such request, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered, PROVIDED that (A) if the Company shall have previously effected a registration of which notice has been given to all Investor Stockholders holding Registrable Securities pursuant to Section 3, in which all Investor Stockholders wishing to do so were permitted to sell all Registrable Securities they desired to sell, the Company shall not be required to effect a registration pursuant to this Section 2 until a period of 120 days shall have elapsed from the effective date of the most recent such previous registration, (B) the Company shall not be obligated to effect more than two (2) such registrations requested by the Investor Stockholders pursuant to this
Section 2(a) (with the exception of S-3 registrations described in Section 2(b) herein), and (C) each such request must include Registrable Securities having an offering price of at least $2,000,000 in the aggregate. Each registration requested pursuant to this Section 2 shall be (i) effected by the filing of a registration statement on Form S-1 or Form S-3 (or any other form which the Company is qualified to use), and (ii) if the Company is qualified and if agreed to in writing by the Requesting Stockholders, filed pursuant to Rule 415 under the Securities Act (or equivalent rule then in effect).

     (b) The Investor Stockholders will be entitled to unlimited S-3 registrations; PROVIDED, HOWEVER, that each must include Registrable Securities having an offering price of at least $1,000,000 in the aggregate and no more than two such registrations shall be required in any twelve-month period.

     (c) The Company will pay all Registration Expenses (exclusive of underwriting discounts and commissions), including the cost of one counsel for the selling stockholders, in connection with each registration of Registrable

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Securities effected by the Company pursuant to this Section 2, provided that the expenses of the first three S-3 registrations will be borne by the Company,  and
thereafter  all  S-3  registration   expenses  will  be  borne  by  the  selling
stockholders PRO RATA.

     (d) The Company will not register securities for sale for the account of any Person other than (i) the Company, and (ii) holders of Registrable
Securities. The Company will not grant to any Person the right to request a registration of securities except pursuant to Section 2(a), or with the written consent of Investor Stockholders holding a majority of the shares of Registrable Securities held by all Investor Stockholders, and except to Persons that have been granted such rights prior to the closing Date. The Company may grant incidental rights to participate in registrations comparable to those granted in
Section 3.

     (e) If the registration so requested by the Requesting Stockholders involves an underwritten offering of the securities so being registered, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Requesting
Stockholders have requested to register under Section 2(a) and all other Registrable Securities which other holders thereof have requested be included in such offering pursuant to Section 3 will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish the Requesting Stockholders a copy of the opinion of the managing underwriter, and will register the shares of Common Stock which the Requesting Stockholders and all such other holders of Registrable Securities have requested pursuant to Section 2(a) in an amount not to exceed the maximum number of shares that the managing underwriter deems advisable. The Registrable Securities which the Requesting Stockholders and all such other holders of Registrable Securities have requested to be included in such offering that are to be excluded from such offering shall be allocated first, among such other holders Pro Rata, and second, to the extent of any Registrable Securities remaining to be excluded, among the Requesting Stockholders Pro Rata.

     (f) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution provisions to the effect and to the extent provided in Section 6.

     (g) If, at any time after requesting registration pursuant to Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration request, the Requesting Stockholders shall determine for any reason not to register such Registrable Securities, such Requesting Stockholders may, at their election, give written notice of such determination to the Company. The Company shall then be relieved of its obligations to register any Registrable Securities in connection with such Requesting Stockholders' registration request (but not its obligation to pay the Registration Expenses in connection therewith as provided in Section 2(c)), and such terminated registration shall be counted as a request for registration pursuant to Section 2(a). If, however, the Requesting Stockholders pay the Registration Expenses in connection therewith, the terminated registration shall not be counted as a request for registration pursuant to Section 2(a).

     (h) In  connection  with the first  request  for  registration  pursuant to
Section 2(a), the Company may, within fifteen (15) days after its receipt of such request, give the Requesting Stockholders notice that it is the good faith intention of the Company to register securities under the Securities Act for sale for its own account. Thereafter, the provisions of Section 3 shall govern, and the Requesting Stockholders' registration request under Section 2(a) shall be deemed rescinded. The Requesting Stockholders shall again be entitled to request such registration under Section 2(a), but not sooner than the earliest of (i) one hundred and twenty (120) days after the effective date of the Company's registration, (ii) the Company's determination (of which the Company shall promptly notify the holders of Registrable Securities) not to proceed with its registration of securities, and (iii) the Company's failure to use best efforts to effect the registration of its securities.

     (i) In connection with any request for registration pursuant to Section 2(a), the Company may, on two occasions only, upon a good-faith determination by the Company's Board of Directors that such a registration would interfere with the completion of a proposed corporate transaction, notify the Requesting Stockholder that it intends to defer such registration for up to one hundred twenty (120) days. In such event the Requesting Stockholder may rescind its registration request, and shall again be entitled to request such registration under Section 2(a), but not sooner than the end of the period of deferral determined by the Company.

     3. INCIDENTAL REGISTRATIONS. (a) If, at any time, the Company proposes to register any of its securities under the Securities Act (including without limitation a registration on request of the Investor Stockholders pursuant to
Section 2 above), whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, PROVIDED that:

               (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable

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          Securities  and  thereupon  shall be  relieved  of its  obligation  to
          register  any   Registrable   Securities  in   connection   with  such
          registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 3(b)), without prejudice however to the rights of the Investor Stockholders to request that such registration be effected as a registration under
          Section 2(a);

               (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable
          Securities which the Stockholders have requested the Company to register in accordance with this Section 3(a) concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such holder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among such holders), after giving effect to any priorities with respect to registration of holders of Registrable Securities under registration rights granted prior to the Closing Date; and

               (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

               (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 3.

     4. REGISTRATION PROCEDURES. (a) If and whenever the Company is required to use its commercially reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3, the Company will as expeditiously as possible:

               (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities (in any event, use its best efforts to file such registration statement within ninety
          (90) days after the end of the period within which requests for registration may be delivered to the Company) and use its best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in

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

          connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the
          Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of six (6) months after such registration statement becomes effective;

               (iii) furnish to each seller of such Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v) furnish to each seller of Registrable Securities by means of such registration a signed counterpart, addressed to such seller, of
          (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement) and (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller may reasonably request;

               (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (viii) use its best efforts to list such securities on the NASDAQ and each securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

The Company may require each such holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

     (b) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under Section
2), whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will, subject to
Section 3(a)(ii), make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3, arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities.

     (c) Whenever a registration requested pursuant to Section 2 is for an underwritten offering, the Company shall have the right to select the managing underwriter to administer the offering, subject to the approval of the holders of a majority of the Registrable Securities included in such registration, such approval not to be unreasonably withheld or delayed. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company.

     (d) If any registration pursuant to Section 2 or 3 shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between fourteen (14) days prior to the effective date of such registration statement and one hundred twenty (120) days after the effective date of such registration statement.

     5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     6. INDEMNIFICATION; CONTRIBUTION. (a) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 or 3, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless, with respect to the indemnification of the officers and directors of each underwriter and each other person participating as an underwriter, any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any  securities  laws,  and the Company will

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

reimburse such holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable to any seller, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was specifically stated to be for use in the registration statement, prospectus, offering circular or other document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

     (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a), that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers or their underwriters specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, and PROVIDED THAT (i) the obligation to provide indemnification pursuant to this Section 6(b) shall be several, and not joint and several, among such sellers and (ii) the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such sellers.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED,

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

HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party's liabilities and obligations under this Section 6 are increased as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party, such consent not to be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) Indemnification similar to that specified in this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration (but in no way reducing the rights of the holders of such Registrable Securities) at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, or at all times after the Common Stock of the Company shall initially be registered pursuant to the requirements of Section 12 of the Exchange Act, the Company agrees at its cost and expense to use its best efforts to:

     (a) make and keep public information available, as those terms are understood within Rule 144 under the Securities Act;

     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

     (c) furnish to each holder of Registrable Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Stock without registration; and

     (d) furnish to each Holder of Registrable Securities which is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, promptly upon written request from such Holder, such information as may be required under Rule 144A for delivery to any prospective purchaser of any Registrable Securities in order to permit such holder to avail itself of the benefits of the exemptions under the Securities Act afforded by such Rule.

     8. "MARKET STAND-OFF" AGREEMENT. Each Investor Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering ("IPO") and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty days) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this SECTION 8 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Investor Stockholders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company's outstanding Common Stock are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this SECTION 8 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Investor Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this SECTION 8 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Investor Stockholders subject to such agreements, based on the number of shares subject to such agreements.

     9. TRANSFER OF REGISTRATION RIGHTS. The registration rights granted to the Investor Stockholders in this EXHIBIT B may be transferred, but only to (a) Affiliates of the Investor Stockholders, and (b) any transferee of Common Stock that shall deliver to the Company a written instrument, in form and substance satisfactory to the Company, by which such transferee agrees to be bound by the terms of this EXHIBIT B.

     10. TERMINATION OF REGISTRATION RIGHTS. The right of any Investor Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to SECTION 2 or SECTION 3 shall terminate when all of such Holder's Registrable Securities could be sold without restriction under SEC Rule 144(k).